Exhibit 99.3

GAMING AND LEISURE PROPERTIES ANNOUNCES A TENDER OFFER AND CONSENT SOLICITATION FOR OUTSTANDING 4.375% SENIOR NOTES DUE 2018

WYOMISSING, Pa., May 7, 2018 (GLOBE NEWSWIRE) – Gaming and Leisure Properties, Inc. (NASDAQ:GLPI) ( “GLPI”), the first gaming-focused real estate investment trust in North America, announced today that it and its operating partnership, GLP Capital, L.P. (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers” and the Issuers collectively with GLPI, the “Company”) have commenced a cash tender offer to purchase any and all of the Issuers’ outstanding $550,000,000 aggregate principal amount of 4.375% Senior Notes due 2018 (CUSIP No. 361841 AB5) (the “Notes”), which Notes are fully and unconditionally guaranteed by GLPI. In conjunction with the tender offer, the Company is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. Holders may not tender their Notes pursuant to the tender offer without delivering consents or deliver consents without tendering their Notes. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on June 4, 2018, unless extended or earlier terminated by the Company (the “Expiration Date”). The tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement dated today and the related Letter of Transmittal and Consent (together, the “Offer Documents”), which set forth a more detailed description of the tender offer and consent solicitation. Holders of the Notes are urged to carefully read the Offer Documents.

Subject to the terms of the tender offer and consent solicitation, holders who validly tender their Notes and deliver their consents (and do not validly withdraw their Notes or revoke their consents) prior to 5:00 p.m., New York City time, on May 18, 2018, unless extended or earlier terminated (such time and date, the “Consent Date”), will be entitled to receive $1,003.96, payable in cash, for each $1,000 principal amount of Notes accepted for payment (the “Total Consideration”), which amount includes a consent payment of $30.00 per $1,000 principal amount (the “Consent Payment”). In addition, holders whose Notes are purchased will receive accrued and unpaid interest up to, but not including, the applicable payment date. Holders may withdraw tenders and revoke consents at any time prior 5:00 p.m., New York City time, on May 18, 2018 (the “Withdrawal Time”) unless extended by the Company. The Company has reserved the right, at any time following the Consent Date but prior to the Expiration Date, to accept for purchase all Notes validly tendered and not validly withdrawn on or before such date (the “Initial Acceptance Date”). If the Company elects to exercise this option, the Company will pay the Total Consideration or Tender Offer Consideration (as defined below), as applicable, for the Notes accepted for purchase promptly following the acceptance of such Notes (the date of such payment being referred to as the “Initial Payment Date”). The Company expects that the Initial Payment Date will be on or about May 21, 2018, subject to the satisfaction or waiver of all the conditions of the tender offer and consent solicitation.

Subject to the terms of the tender offer and consent solicitation, holders who validly tender their Notes and deliver their consents after the Consent Date but on or prior to the Expiration Date will receive $973.96, payable in cash, for each $1,000 principal amount of Notes accepted for purchase (the “Tender Offer Consideration”) plus accrued and unpaid interest up to, but not including, the applicable payment date, but will not receive the Consent Payment. Notes tendered after the Consent Date but before the Expiration Date are expected to receive payment promptly following the expiration of the tender offer and consent solicitation. The initial acceptance and payment feature is at the option of the Company and the Initial Acceptance Date and final acceptance date could be the same date.

The proposed amendments to the indenture governing the Notes would eliminate a significant portion of the restrictive covenants and certain events of default applicable to the Notes. Adoption of the proposed amendments to the indenture requires the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Notes (the “Requisite Consents”). Holders who tender their Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer. The proposed amendments to the indenture will not become operative, however, until at least a majority in aggregate principal amount outstanding of the Notes whose holders have delivered consents to the proposed amendments have been accepted for payment.

The Company’s obligation to consummate the tender offer and consent solicitation is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer Documents, including, among others, (i) the consummation of debt financing transactions by the Company, (ii) receipt of the Requisite Consents and (iii) execution and delivery of the supplemental indenture implementing the proposed amendments. There can be no assurance such conditions will be satisfied.

Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation. The tender agent and information agent for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Wells Fargo Securities, LLC at (704) 410-4760 (collect) or (866) 309-6316 (U.S. toll-free). Holders who would like additional copies of the offer documents may call the information agent, D.F. King & Co., Inc. at (212) 269-5550 (collect, for banks or brokers) or (866) 342-8290 (toll-free, for all others) or by e-mail at glpi@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture. The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Offer Documents, that the Company is distributing to holders of Notes.

The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About GLPI

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the timing and principal amount of debt securities to be purchased in the cash tender offer, including certain terms and conditions of the tender offer. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those that may be set forth in the Offer Documents and the documents incorporated by reference therein, including GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended from time to time, and GLPI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, in each case, as filed with the Securities and Exchange Commission. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations — Gaming and Leisure Properties, Inc.

Hayes Croushore

T: 610-378-8396

Email: Hcroushore@glpropinc.com

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